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                                                                     EXHIBIT 5.1



                                                                   {MAPLES LOGO}


OUR REF        AEO\618586\2430941v4
DIRECT TEL     +852 2971 3007
EMAIL          RICHARD.THORP@MAPLESANDCALDER.COM


E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai 200041
People's Republic of China


17 January 2008


Dear Sirs

E-HOUSE (CHINA) HOLDINGS LIMITED

We have acted as Cayman Islands legal advisers to E-House (China) Holdings Limited (the "COMPANY") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), originally filed on 17 January 2008 with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the public offering by the Company and the sale by the selling shareholders (the "SELLING SHAREHOLDERS") of additional American
Depositary Shares representing the Company's Ordinary Shares of par value US$0.001 each (the "ORDINARY SHARES"). We are furnishing this opinion as Exhibit
5.1 to the Registration Statement.


1    DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 the Certificate of Incorporation dated 27 August 2004, Certificates of Incorporation of Change of Name dated 1 February 2005 and 13 March 2007, and the Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by special resolution passed on 16 July 2007 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2  the register of members of the Company;


1.3 the minutes of the meeting of the board of Directors of the Company held on 17 January 2008 and corporate records of the Company maintained at its registered office in the Cayman Islands;


1.4 a certificate from a Director of the Company addressed to this firm dated 17 January 2008, a copy of which is attached hereto (the "Director's Certificate"); and


1.5  the Registration Statement.

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2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate as to matters of fact without further verification and have relied upon the following assumptions, which we have not independently verified:

2.1 copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2  the genuineness of all signatures and seals; and

2.3 there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.


3    OPINION

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 the Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands;

3.2 the authorised share capital of the Company is US$1,000,000 divided 1,000,000,000 ordinary shares of par value US$0.001 each;

3.3 the issue and allotment of the Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable; and

3.4 ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable.


4    QUALIFICATIONS

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of

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persons whose consent is required under Section 7 of the U.S. Securities Act of
1933, as amended, or the Rules and Regulations of the Commission thereunder.



Yours faithfully



/s/ Maples and Calder

Maples and Calder
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                        E-HOUSE (CHINA) HOLDINGS LIMITED
                            PO Box 309, Ugland House,
                           George Town, Grand Cayman,
                            KY1011104, Cayman Islands



                                                                 17 January 2008

To:  Maples and Calder
     1504 One International Finance Centre
     1 Harbour View Street
     Hong Kong


Dear Sirs

E-HOUSE (CHINA) HOLDINGS LIMITED (THE "COMPANY")

I, Xin Zhou, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 16 July 2007 remain in full force and effect and are otherwise unamended.

2 The minutes of the meeting of the board of directors held on 17 January 2008 (the "MEETING") at which the Transaction Documents were approved are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association.

3 The authorised share capital of the Company is US$1,000,000 divided into 1,000,000,000 ordinary shares of par value US$0.001 each.

4 The ordinary shares held by the Selling Shareholders have been issued as fully paid

5 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the ordinary shares.

6 The resolutions set forth in the minutes of the Meeting were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7 The directors of the Company at the date of the Meeting and at the date hereof were and are as follows:

                                    Xin Zhou
                                Neil Nanpeng Shen
                                  Yongyue Zhang
                                  Charles Chao
                                  Canhao Huang
                                  Hongchao Zhu
                                   Bing Xiang

8 The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all

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     material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

9 The entry by the Company into the transactions contemplated by the resolutions set forth in the Minutes does not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Company is a party or by which the Company or any part of its undertaking, assets, property or revenues is bound.

10 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Mr. Richard Thorp) to the contrary.




                                 Signature:         /s/ Xin Zhou
                                               ----------------------------
                                                      Director